CONSOLIDATED, RENEWED, AND RESTATED PROMISSORY NOTE


$7,000,000.00                                           November 15, 1996



         FOR VALUE RECEIVED, the undersigned, Crescent Public Communications Inc., and American Network Exchange, Inc., hereinafter collectively called "Borrower", jointly and severally promise to pay to the order of Lyon Credit Corporation, hereinafter called "Payee", at its office located at 1266 East Main Street, Stamford, Connecticut, 06902, or at such other place as Payee may from time to time designate, the principal sum of Seven Million Dollars ($7,000,000.00) together with interest thereon at the rate of 10.52% per annum, with principal and interest payable in sixty (60) consecutive monthly installments, commencing January 1, 1997 and continuing on the same date of each month thereafter until this Note is fully paid, each such installment in the amount of One Hundred Fifty Thousand Five Hundred Twenty Six Dollars and Sixty Seven Cents ($150,526.67). In addition to the normal monthly payment due hereunder on January 1, 1997, if this Note is funded on any day prior to December 1, 1996, Borrower shall pay, in addition to the first monthly payment referred to above, a payment of interest only based on the interest rate charged hereunder on the number of days such funds were outstanding prior to December 1, 1996.

         The interest rate stated above is based on the corresponding term U.S. Treasury Note Rate as of November 8, 1996 (the "Effective Date") plus 450 basis points (i.e., 4.5%). Each Borrower and Payee agree that any change in the U.S. Treasury Note, from the Effective Date to the date of funding of the extension of credit evidenced by this Note, will result in a corresponding change in the interest rate for this Note.

         This note is referred to in and is entitled to the benefits of that certain Security Agreement (hereafter defined). Borrower heretofore executed that certain Security Agreement No. 001, dated as of October 4, 1995 (the "Original Security Agreement") for the benefit of Payee. The Original Security Agreement was modified pursuant to that certain Amendment to Security Agreement No. 001, dated as of December 28, 1995 ("First Amendment"), and is concurrently being modified by that certain Second Amendment to Security Agreement, dated as of the date of this Note ("Second Amendment")(collectively, the Original Security Agreement, First Amendment, and Second Amendment are herein the "Security Agreement"). Schedule No. 1 to the Original Security Agreement was wholly restated and replaced by Schedule No. 2 executed in connection with the First Amendment. Schedule No. 2 is being wholly restated and replaced by Schedule No. 3 executed as of even date herewith in connection with the Second Amendment. Schedule No. 3 is herein the "Schedule." The Security Agreement and Schedule encumber and grant Security interests in certain property described therein and secure the indebtedness described herein.

         All payments received in respect of this Note shall be applied, first, to accrued interest and then to principal. The acceptance by Payee or any holder hereof of any payment which is less than the full amount then due and owing shall not constitute a waiver of Payee's or such holder's right to receive payment in full at such time or at any prior or subsequent time.

         Borrower, if required by the Security Agreement, shall, upon the occurrence of an "Event of Loss" (as that term is defined in the Security Agreement) with respect to any Item of Collateral described in the Schedule, prepay this Note by that amount an in the manner provided in the Security Agreement.

         Borrower may, on any regular installment payment date, prepay all or any part of, the unpaid principal balance hereof together with all accrued unpaid interest thereon to the date of such prepayment, provided that along with and in addition to such prepayment Borrower shall pay (i) a prepayment premium equal to a percentage of the remaining principal balance as follows:

                           MONTHS            FEE

                           1-12              5%
                           13-24             4%
                           25-36             3%
                           37-60             2%

and  (ii) any and all  other  sums  due  hereunder  and/or  under  the  Security
Agreement, and provided further, that Borrower give Secured Party at least forty-five (45) days' prior written notice of such prepayment. If in part, any prepayment shall be in an amount of no less than $250,000.00.

         Time is of the essence hereof. If payment of any installment or any other sum due under this Note or Security Agreement is not paid within ten (10) days after its due date, Borrower agrees to pay a late charge of five cents (5(cent)) per dollar on, and in addition to, the amount of each such payment, but not exceeding the lawful maximum rate. In the event Borrower shall fail to make any payment under this Note within ten (10) days after written notice thereof from Secured Party or if any other "Event of Default" (as that term is defined in the Security Agreement) shall occur, then the entire unpaid principal balance hereof with accrued unpaid interest thereon together with all other sums payable under this Note or the Security Agreement, shall, at the option of Payee and without notice or demand to Borrower, become immediately due and payable, such accelerated balance bearing interest until paid at the default rate of fifteen percent (15%) per annum, or if prohibited by law, at such lesser rate that is not prohibited by law.

         Notwithstanding the foregoing, if at any time implementation of any provision hereof shall cause any amount contracted for or charged herein or collectable hereunder to exceed any applicable lawful maximum rate, then the interest shall be limited to lawful maximum rate.

         Borrower and all sureties, endorsers, guarantors and any others who may at any time become liable for the payment hereof hereby consent to any and all extensions of time, renewals, waivers, and modifications of, and substitutions or releases of security or of any party primarily or secondarily liable on, this Note or the Security Agreement or any of the terms and provision of either that may be made, granted or consented to by Payee, and agree that suit may be brought and maintained against any one or more of them, at the election of Payee, without joinder of the others as parties thereto, and that Payee shall not be required to first foreclose, proceed against, or exhaust any security herefor in order to enforce payment by them, or any one or more of them, of this Note. Borrower and all sureties, endorsers, guarantors or any others who may at any time become liable

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



for  the  payment  hereof  hereby  severally  waive:   presentment,   notice  of
nonpayment, demand for payment, notice of dishonor, and all other notices in connection with this Note; filing of suit; diligence in collecting on this Note or enforcing any of the security herefor; and all benefits or valuation, appraisement and exemption laws, and further severally agree to pay, if permitted by law, all expenses incurred in collection, including, without limitation, reasonable attorney's fees.

         Borrower and the persons signing on Borrower's behalf represent and warrant that the execution and delivery of this Note has been authorized by Borrower's boards of directors and by all other necessary and appropriate corporate and shareholder action.

         This Note is transferable in accordance with the terms of the Security Agreement.

         In addition to increasing the amount of the loan to Borrower, this Note also consolidates, renews and restates that certain (i) Promissory Note, dated October 4, 1995, in the original stated amount of $2,500,000.00 executed by Borrower for the benefit of Payee and (ii) Promissory Note, dated December 28, 1995, in the original stated amount of $500,000.00 executed by Borrower for the benefit of Payee.

         THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED IN VIOLATION OF SUCH ACT. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         IN WITNESS WHEREOF, Borrower has executed this Note as of the date first above written.


                                    CRESCENT PUBLIC COMMUNICATIONS INC.
                                    as Borrower

                                    By: /s/
                                        Kenneth G. Baritz, Chairman

                                    ATTEST: /s/
                                            Renee Brandner, Secretary

                                                             (Seal)


                                    AMERICAN NETWORK EXCHANGE, INC.,
                                    as Borrower


                                     By: /s/
                                         Kenneth G. Baritz, Chairman

                                     ATTEST: /s/
                                             Amy Gross, Secretary

                                                             (Seal)

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